Exhibit 99.2

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006	3
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2005	4
Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2006	5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

HEALTH CARE PROPERTY INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care Property Investors, Inc. (“HCP”), CNL Retirement Properties, Inc. (“CRP”) and CNL Retirement Corp., the external advisor to CRP (the “Advisor”) as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005. The historical consolidated financial statements of HCP are contained in its Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and Current Report on Form 8-K filed September 7, 2006 with the SEC. The historical consolidated financial statements of CRP and the Advisor are included as Exhibits 99.3, 99.4, 99.5 and 99.6 in this Current Report on Form 8-K. The historical financial information with respect to HCP and CRP for the year ended December 31, 2005 have been restated to reflect as discontinued operations the results of operations of certain properties that were initially classified as discontinued operations during the six months ended June 30, 2006. The unaudited pro forma condensed consolidated financial statements relate to the proposed merger of CRP with and into Ocean Aquisition 1, Inc., a wholly owned subsidiary of HCP (the “Merger”), and the proposed merger of the Advisor with and into Ocean Acquisition 2, LLC, a wholly owned subsidiary of HCP (the “Advisor Merger”). The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 has been prepared as if the Merger and the Advisor Merger and the incurrence of debt by HCP to finance the acquisitions of CRP and the Advisor had occurred as of that date.

The accompanying unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2006 and for the year ended December 31, 2005 have been prepared as if the Merger and the Advisor Merger had occurred as of January 1, 2005 and reflects the incurrence of debt by HCP in order to finance the acquisition of CRP, including the cash consideration needed for the Merger. The allocation of the purchase price of CRP and the Advisor as reflected in these unaudited pro forma condensed consolidated financial statements has, with the assistance of independent valuation specialists, been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. In the opinion of HCP’s management, all significant adjustments necessary to reflect the effects of the Merger and the Advisor Merger that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

A final determination of the fair values of CRP’s and the Advisor’s assets and liabilities, which cannot be made prior to the completion of the transactions, will be based on the actual net tangible and intangible assets of CRP and the Advisor that exist as of the date of completion of the transactions. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those used in the pro forma condensed consolidated financial statements presented below and could result in a material change in amortization of tangible and intangible assets and liabilities.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated balance sheet does not include restructuring charges and other related liabilities expected to result from HCP’s integration of CRP and the Advisor as these are not presently estimable. In addition to the completion of the valuation, the impact of ongoing integration activities, the timing of completion of the transactions and other changes in CRP’s and the Advisor’s net tangible and intangible assets that occur prior to completion of the transactions could cause material differences in the information presented. Furthermore, following consummation of the transaction, HCP expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the transaction, which may differ from those reflected in CRP’s historical financial statements and the pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP, CRP and the Advisor.

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2006

(In thousands)

	HCP Historical	CRP Historical	CRP Reclassifi- cations (B)	CRP Reclassified	CRP Pro Forma Adjustments (C)		Advisor Historical	Advisor Pro Forma Adjustments (M)		CRP Advisor Eliminations		Consolidated Pro Forma
ASSETS
Real estate:
Real estate	$4,108,315	$3,331,240	$—	$3,331,240	$1,198,426	(D)	$—	$—		$—		$8,637,981
Less accumulated depreciation and amortization	657,182	205,131	—	205,131	(205,131	)(D)	—	—		—		657,182
Net real estate	3,451,133	3,126,109	—	3,126,109	1,403,557		—	—		—		7,980,799

Direct financing leases	—	473,699	—	473,699	3,318	(E)	—	—		—		477,017
Loans receivable, net:
Joint venture partners and affiliates	7,006	—	35,500	35,500	—		—	—		—		42,506
Others	138,681	—	—	—	—		—	—		—		138,681
Investments in and advances to unconsolidated joint ventures	51,142	—	—	—	—		—	—		—		51,142
Accounts receivable, net of allowance	12,422	20,863	—	20,863	—		—	—		—		33,285
Cash and cash equivalents	21,476	45,660	—	45,660	—		6,549	270	(N)	—		73,955
Restricted cash	2,375	21,757	—	21,757	—		—	—		—		24,132
Intangibles, net	60,849	103,634	—	103,634	137,349	(F)	—	54,400	(O)	(54,400	)(S)	335,734
					113,336	(F)		2,900	(O)
					(103,634	)(F)		21,300	(O)
Goodwill	—	5,791	—	5,791	(5,791	)(G)	—	47,468	(P)	—		47,468
Real estate held for sale, net	45,746	24,284		24,284								70,030
Other assets, net	67,775	208,967	(35,500)	173,467	16,375	(H)	4,376	(200	)(N)	(569	)(S)	116,813
					(120,743	)(H)		(817	)(Q)
					(14,844	)(H)
					(8,007	)(H)
Total assets	$3,858,605	$4,030,764	$—	$4,030,764	$1,420,916		$10,925	$125,321		$(54,969)		$9,391,562

LIABILITIES AND STOCKHOLDERS’ EQUITY

Bank lines of credit	$265,100	$100,000	$—	$100,000	$149,525	(I)	$—	$5,900	(I)	$—		$420,525
					(100,000	)(I)
Bridge and term financing	—	—	—	—	2,190,400	(I)	—	—		—		2,190,400
Senior unsecured notes	1,476,587	—	—	—	750,000	(I)	—	—		—		2,226,587
Mortgage debt	454,802	1,350,542	—	1,350,542	(21,990	)(J)	—	—		—		1,783,354
Construction loans	—	116,125	—	116,125	—		—	—		—		116,125
Entrance fee bonds payable	—	104,627	—	104,627	—		—	—		—		104,627
Accounts payable, other liabilities and deferred revenue	112,755	67,867	—	67,867	54,400	(K)	8,223	6,000	(O)	(54,400	)(S)	270,310
					86,779	(K)				(569	)(S)
					(4,491	)(K)
					(6,254	)(K)
Total liabilities	2,309,244	1,739,161	—	1,739,161	3,098,369		8,223	11,900		(54,969)		7,111,928

Minority interests	157,714	8,794	—	8,794	—		—	—		—		166,508

Stockholders’ equity:
Preferred stock	285,173	—	—	—	—		—	—		—		285,173
Common stock	137,049	2,642	—	2,642	22,854	(L)	2	4,379	(R)	—		164,282
					(2,642	)(L)		(2	)(R)
Additional paid-in capital	1,464,181	2,373,735	—	2,373,735	583,452	(L)	2,521	111,794	(R)	—		2,158,427
					(950	)(L)		(50	)(R)
					(2,373,735	)(L)		(2,521	)(R)
Cumulative net income	1,620,601	—	—	—	—		—	—		—		1,620,601
Cumulative dividends	(2,115,671)	—	—	—	—		—	—		—		(2,115,671)
Cumulative distributions in excess of net income	—	(103,331)	—	(103,331)	103,331	(L)	179	(179	)(R)	—		—
Accumulated other comprehensive income	314	9,763	—	9,763	(9,763	)(L)	—	—		—		314
Total stockholders’ equity	1,391,647	2,282,809	—	2,282,809	(1,677,453)		2,702	113,421		—		2,113,126
Total liabilities and stockholders’ equity	$3,858,605	$4,030,764	$—	$4,030,764	$1,420,916		$10,925	$125,321		$(54,969)		$9,391,562

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2005

(In thousands, except per share data)

	HCP Historical (A)	CRP Historical	CRP Reclassifi- cations (B)	CRP Reclassified	CRP Pro Forma Adjustments		Advisor Historical	Advisor Pro Forma Adjustments		CRP/ Advisor Eliminations		Consolidated Pro Forma
Rental and other revenues	$445,274	$—	$321,649	$321,649	$44,554	(T)	$—	$—		$—		$763,906
					(1,422	)(T)
					(46,672	)(T)
					523	(T)
Seniors’ housing rental income	—	237,892	(237,892)	—	—		—	—		—		—
Earned income from direct financing leases	—	58,193	—	58,193	(138	)(U)	—	—		—		58,055
FF&E reserve income	—	7,500	(7,500)	—	—		—	—		—		—
Contingent rent	—	3,955	(3,955)	—	—		—	—		—		—
Medical facilities rental income and other revenues	—	72,302	(72,302)	—	—		—	—		—		—
Equity income (loss) from unconsolidated joint ventures	(1,123)	227	—	227	—		—	—		—		(896)
Acquisition fees	—	—	—	—	—		6,349	—		(6,349	)(CC)	—
Debt acquisition fees	—	—	—	—	—		13,789	—		(13,789	)(CC)	—
Management fees	—	—	—	—	—		19,144	—		(19,144	)(CC)	—
Interest and other income	26,154	4,202	—	4,202	—		3,035	—		(3,035	)(CC)	30,356
	470,305	384,271	—	384,271	(3,155)		42,317	—		(42,317)		851,421

Interest	107,201	76,171	—	76,171	173,484	(V)	—	—		—		365,365
					3,418	(V)
					10,667	(V)
					(5,576	)(V)
Depreciation and amortization	105,201	98,446	—	98,446	27,857	(W)	—	6,050	(Y)	—		244,999
					7,445	(W)
Operating	58,983	—	26,443	26,443	484	(X)	—	—		—		85,910
Seniors’ housing property expenses	—	1,075	(1,075)	—	—		—	—		—		—
Medical facilities operating expenses	—	25,368	(25,368)	—	—		—	—		—		—
General and administrative	32,767	21,355	2,706	24,061	—		22,779	—		(3,035	)(CC)	76,572
Asset management fees paid to related party	—	18,537	—	18,537	—		—	—		(18,641	)(CC)	(104)
Provision for doubtful accounts	—	3,082	(3,082)	—	—		—	—		—		—
	304,152	244,034	(376)	243,658	217,779		22,779	6,050		(21,676)		772,742
Income before minority interests	166,153	140,237	376	140,613	(220,934)		19,538	(6,050)		(20,641)		78,679
Minority interests	(12,950)	(706)	—	(706)	—		—	—		—		(13,656)
Earnings before income taxes	153,203	139,531	376	139,907	(220,934)		19,538	(6,050)		(20,641)		65,023
Income tax expense (benefit)	(700)	—	376	376	—		7,473	(7,473	)(Z)	—		(324)
Income from continuing operations	153,903	139,531	—	139,531	(220,934)		12,065	1,423		(20,641)		65,347
Less: preferred stock dividends	(21,130)	—	—	—	—		—	—		—		(21,130)
Income from continuing operations applicable to common shares	$132,773	$139,531	$—	$139,531	$(220,934)		$12,065	$1,423		$(20,641)		$44,217
Income from continuing operations per common share – basic (AA)	$0.99			$0.56								$0.27
Income from continuing operations per common share – diluted (AA)	$0.98			$0.56								$0.27

Basic (AA)	134,673			248,298	22,854	(BB)		4,379	(BB)			161,906
Diluted (AA)	135,560			248,298	22,854	(BB)		4,379	(BB)			162,793

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the six months ended June 30, 2006

(In thousands, except per share data)

	HCP Historical (A)	CRP Historical	CRP Reclassifi- cations (B)	CRP Reclassified	CRP Pro Forma Adjustments		Advisor Historical	Advisor Pro Forma Adjustments		CRP/ Advisor Eliminations		Consolidated Pro Forma
Revenues and other income:
Rental and other revenues	$251,469	$—	$180,077	$180,077	$19,784	(T)	$—	$—		$—		$429,333
					(711	)(T)
					(21,539	)(T)
					253	(T)
Seniors’ housing rental income	—	124,754	(124,754)	—	—		—	—		—		—
Earned income from direct financing leases	—	30,282	—	30,282	(69	)(U)	—	—		—		30,213
FF&E reserve income	—	4,010	(4,010)	—	—		—	—		—		—
Contingent rent	—	402	(402)	—	—		—	—		—		—
Medical facilities rental income and other revenues	—	50,911	(50,911)	—	—		—	—		—		—
Equity income from unconsolidated joint ventures	6,536	275	—	275	—		—	—		—		6,811
Acquisition fees	—	—	—	—	—		2,599	—		(2,599	)(CC)	—
Debt acquisition fees	—	—	—	—	—		4,328	—		(4,328	)(CC)	—
Management fees	—	—	—	—	—		10,408	—		(10,408	)(CC)	—
Interest and other income	22,107	3,769	—	3,769	—		1,530	—		(1,530	)(CC)	25,876
	280,112	214,403	—	214,403	(2,282)		18,865	—		(18,865)		492,233
Costs and expenses:
Interest	65,733	47,986	—	47,986	86,742	(V)	—	—		—		201,857
					1,991	(V)
					2,021	(V)
					(2,616	)(V)
Depreciation and amortization	62,233	55,737	—	55,737	13,929	(W)	—	3,025	(Y)	—		138,647
					3,723	(W)
Operating	36,682	—	17,085	17,085	242	(X)	—	—		—		54,009
Seniors’ housing property expenses	—	418	(418)	—	—		—	—		—		—
Medical facilities operating expenses	—	16,667	(16,667)	—	—		—	—		—		—
General and administrative	16,826	13,872	2,877	16,749	(4,203	)(DD)	10,532	—		(1,530	)(CC)	38,374
Asset management fees paid to related party	—	10,307	—	10,307	—		—	—		(10,307	)(CC)	—
Provision for doubtful accounts	—	3,527	(3,527)	—	—		—	—		—		—
Impairments	4,711	—	—	—	—		—	—		—		4,711
	186,185	148,514	(650)	147,864	101,829		10,532	3,025		(11,837)		437,598
Income before minority interests	93,927	65,889	650	66,539	(104,111)		8,333	(3,025)		(7,028)		54,635
Minority interests	(7,947)	(465)	—	(465)	—		—	—		—		(8,412)
Earnings before income taxes	85,980	65,424	650	66,074	(104,111)		8,333	(3,025)		(7,028)		46,223
Income tax expense (benefit)	—	—	650	650	—		3,187	(3,187	)(Z)	—		650
Income from continuing operations	85,980	65,424	—	65,424	(104,111)		5,146	162		(7,028)		45,573
Less: preferred stock dividends	(10,566)	—	—	—	—		—	—		—		(10,566)
Income from continuing operations applicable to common shares	$75,414	$65,424	$—	$65,424	$(104,111)		$5,146	$162		$(7,028)		$35,007
Income from continuing operations per common share – basic (AA)	$0.55			$0.25								$0.21
Income from continuing operations per common share – diluted (AA)	$0.55			$0.25								$0.21

Weighted-average shares used to calculate income per common share:
Basic (AA)	136,262			260,870	22,854	(BB)		4,379	(BB)			163,495
Diluted (AA)	137,024			260,870	22,854	(BB)		4,379	(BB)			164,257

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)                              Includes reclassification of HCP Income taxes from “General and administrative” to a separate line item.

(B)                                Includes the following reclassifications to conform certain CRP amounts with HCP’s presentation:

Balance Sheet:

•                  Loans receivable have been reclassified to “Loans receivable, net — Joint venture partners and affiliates” from “Other assets, net”.

Statement of Income:

•                  “Seniors’ housing rental income,” “FF&E reserve income,” “Contingent rent,” and “Medical facilities rental income and other revenues” have been reclassified to “Rental and other revenues”.

•                  “Seniors’ housing property expenses” and “Medical facilities operating expenses” have been reclassified to “Operating”.

•                  “Provision for doubtful accounts” has been reclassified to “General and administrative”.

•                  Income taxes have been reclassified from “General and administrative” to a separate line item.

(C)                                In the Merger, each CRP stockholder will receive 0.0865 of a share of HCP common stock and $11.1293 in cash, without interest, for each share of CRP common stock that the stockholder owns immediately prior to the effective date of the Merger.

For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of shares of CRP common stock outstanding at June 30, 2006 and $26.53, which represents the average of closing trading prices for each of the two trading days before, the day, and the two trading days after the Merger was announced (April 28, and May 1, 2, 3 and 4, 2006). The calculation of the Merger consideration and total purchase price follows (dollar amounts in thousands):

Calculation of CRP purchase price
Issuance of 22,853,603 shares of HCP common stock (based on a conversion ratio of 0.0865) exchanged for 264,203,504 shares of CRP common stock	$606,306
Payment of aggregate cash consideration	2,940,400
Total merger consideration	3,546,706
CRP secured debt and bonds outstanding at book value	1,671,294
Adjustment to record CRP secured debt and bonds at fair value under purchase accounting	(21,990)
All other CRP liabilities at book value	67,867
Adjustment to record CRP liabilities at fair value under purchase accounting	130,434
CRP minority interest at book value	8,794
Estimated fees and other expenses related to the Merger	33,150
Total purchase price	$5,436,255

The calculation of the estimated fees and other expenses  related to the Merger is as follows (in thousands):

Advisory fees	$17,850
Legal, accounting and other fees and costs	6,850
Share registration and issuance costs	950
Debt assumption fees	7,500
Total	$33,150

(D)                               CRP’s real estate assets have been adjusted to their estimated fair values as of June 30, 2006 and CRP’s historical accumulated depreciation balance is eliminated when real estate assets are recorded at fair value.

(E)                                 Adjustment reflects CRP’s existing fixed rate direct financing leases at their estimated fair value based on HCP management’s estimates of current market rates for direct financing leases.  The payments on the assumed leases are estimated on average to be above market.

(F)                                 Adjustments to CRP’s historical balance of intangible assets are as follows (in thousands):

Recognition of lease-up related in-place lease intangible assets	$137,349
Recognition of assets associated with the acquired in-place leases that have favorable market rental rates	113,336
Elimination of intangible assets	(103,634)
$147,051

(G)                                Adjustment reflects the elimination of CRP’s historical goodwill.

(H)                               Adjustments to CRP’s historical balance of other assets are as follows (in thousands):

Deferral of issuance costs associated with debt issued in the Merger	$16,375
Elimination of historical straight-line rent balance	(120,743)
Elimination of historical deferred debt issuance costs	(14,844)
Elimination of historical deferred leasing costs	(8,007)
$(127,219)

(I)                                    Borrowings under lines of credit, short-term borrowings and issuance of senior notes are assumed to fund the cash consideration and other associated costs of the Merger aggregating $3.0 billion. HCP expects to: (i) issue $750 million of senior notes with a term of between two to ten years; (ii) borrow $155.425 million on its existing lines of credit to pay the combined estimated transaction costs of the Merger and the Advisor Merger of $39.05 million, the costs associated with debt issued in the Merger of $16.375 million, and the outstanding balance of CRP’s line of credit of $100 million; and (iii) obtain a 365-day bridge loan of $0.5 billion and a 2-year term loan of $1.7 billion. The portion of the bridge financing is expected to be repaid after the Merger with borrowings under new credit facilities.

(J)                                   Adjustment reflects CRP’s existing fixed rate debt at its estimated fair value based on HCP management’s estimates of the interest rates that would be available to HCP for the issuance of debt with similar terms and remaining maturities. The fixed rate debt of CRP will be assumed by HCP in the Merger. The interest rates on the assumed debt are considered to be below market.  Estimated market interest rates assumed to compute the fair value adjustments of CRP’s existing fixed rate debt ranged from 5.95% to 6.45%.

K)                                   Adjustments to CRP’s historical balance of other liabilities are as follows (in thousands):

Recognition of liability associated with the acquired advisory agreement between the Advisor and CRP	$54,400
Recognition of liabilities associated with the acquired in-place leases that have below-market rental rates	86,779
Elimination of historical intangible liabilities, net	(4,491)
Elimination of historical deferred revenues	(6,254)
$130,434

(L)                                 Adjustments represent the elimination of historical CRP balances and the issuance of shares of HCP common stock in the Merger. The shares of HCP common stock issued are valued as follows (in thousands, except share and per share data):

Number of shares issued	22,853,603
Assumed price of shares of HCP common stock	$26.53
Value of shares issued	$606,306
Less: share registration and issuance costs	(950)
Total value of shares issued	$605,356
The total value of the shares of HCP common stock issued is presented as follows:
Par value, $1.00 par value per share	$22,854
Additional paid—in capital	583,452
Less: share registration and issuance costs	(950)
$605,356

(M)                            HCP has also agreed to acquire the Advisor for 4,378,923 shares of HCP common stock.  The Merger and the Advisor Merger are each conditioned upon the consummation of the other.

For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on an average trading price of HCP’s common stock of $26.53, which represents the average of the closing prices for each of the two trading days before, the day, and the two trading days after the Merger was announced (April 28, and May, 1, 2, 3 and 4, 2006). The calculation of the Advisor Merger consideration and total purchase price is as follows (dollar amounts in thousands):

Calculation of Advisor purchase price
Issuance of 4,378,923 shares of HCP common stock	$116,173
All Advisor liabilities at book value	8,223
Estimated fees and other expenses related to the merger	5,900
Total purchase price	$130,296

The calculation of the estimated fees and other expenses related to the Advisor Merger is as follows:
Advisory fees	$500
Legal, accounting and other fees and costs	5,350
Share registration and issuance costs	50
Total	$5,900

(N)                               Adjustment reflects the cash of $270,000 that the Advisor will receive in exchange for CRP shares owned by it, with a book value of $200,000 at June 30, 2006.

(O)                               Represents intangible assets associated with the advisory agreement between the Advisor and CRP of $54.4 million, employee non-compete agreements of $2.9 million, a non-compete agreement with CNL Financial Group, CNL Real Estate Group and two other named individuals of $21.3 million, and obligations in the aggregate of $6.0 million to various officers of the Advisor.

(P)                                 Represents the recognition of goodwill for the excess of the purchase price over the fair value of the assets acquired and liabilities assumed.

(Q)                               Fixed assets and other receivables have been adjusted to their estimated fair values.

(R)                                Adjustments reflect the elimination of historical Advisor equity balances and the issuance of shares of HCP common stock in the Advisor Merger. The shares of HCP common stock issued are valued as follows (in thousands, except share and per share data):

Number of shares issued	4,378,923
Assumed price of shares of HCP common stock	$26.53
Value of shares issued	$116,173
Less: share registration and issuance costs	(50)
Total value of shares issued	$116,123

The total value of the shares of HCP common stock issued is reported as follows:
Par value, $1.00 par value per share	$4,379
Additional paid-in capital	111,794
Less: share registration and issuance costs	(50)
$116,123

(S)                                 Represents the elimination of the intangible for advisory agreement between the Advisor and CRP of $54.4 million, which is an asset to the Advisor and an obligation to CRP (See Note K and Note O), and the elimination of management fees payable of $569,000 to the Advisor from CRP.

(T)                                Adjustments to rental income and other revenues are as follows (in thousands):

	Year Ended December 31, 2005	Six Months Ended June 30, 2006

Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed merger date of January 1, 2005	$44,554	$19,784
Recognize the amortization of above- and below-market lease intangibles	(1,422)	(711)
Remove CRP’s historical straight-line rent adjustment	(46,672)	(21,539)
Eliminate CRP’s historical amortization of above- and below-market lease intangibles	523	253
	$(3,017)	$(2,213)

(U)                               Earned income from direct financing leases is adjusted to reflect market rates for interest rates at May 1, 2006 (the date that the Merger agreement was executed).  (See Note E)

(V)                                Adjustments to interest expense are as follows (in thousands):

	Year Ended December 31, 2005	Six Months Ended June 30, 2006

Increase in interest expense associated with new debt issued in the Merger and Advisor Merger	$173,484	$86,742
Increase in interest expense resulting from the amortization of the discount recognized at the Merger date to adjust the assumed CRP secured debt at fair value	3,418	1,991
Increase in interest expense resulting from the amortization of debt issuance costs associated with the new debt issued in the Merger and Advisor Merger	10,667	2,021
Eliminate historical debt issuance costs and loan premium amortization	(5,576)	(2,616)
	$181,993	$88,138

The pro forma increase in interest expense as a result of the assumed issuance of new debt in the merger is calculated using market rates management believes would have been available to HCP for the lines of credit and short-term borrowings assumed to have been issued as of May 1, 2006 (the date that the merger agreement was executed).  Each 1/8 of 1% increase in the annual interest assumed with respect to the debt will increase pro forma interest expense by $3.675 million for the year ended December 31, 2005 and $1,838,000 for the six months ended June 30, 2006.

(W)                           Adjustments to depreciation expense are as follows (in thousands):

	Year Ended December 31, 2005	Six Months Ended June 30, 2006

Represents the increase in real estate depreciation expense as a result of the recording of CRP’s real estate at its estimated fair value at the assumed merger date of January 1, 2005	$27,857	$13,929
Represents the incremental amortization expense related to lease-up related intangible assets associated with acquired leases	7,445	3,723
	$35,302	$17,652

An estimated useful life of 45 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in-place leases, an average remaining lease term of 9.1 years was used to compute amortization expense.

(X)                               Operating expenses are adjusted to include amortization of below—market ground lease intangibles.

(Y)                                Depreciation and amortization is adjusted to include the amortization of non—compete contract intangibles.  A 4 year period was used to compute amortization expense.

Management of HCP expects that the Merger and Advisor Merger will create operational and general and administrative cost savings, including property management costs, costs associated with corporate administrative functions and executive compensation. There can be no assurance that HCP will be successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the pro forma financial statements. Such adjustments cannot be factually supported within the SEC regulations governing the preparation of pro forma financial statements until such time as the operations of the companies have been fully integrated.  Additionally, no adjustment has been made for anticipated property tax increases resulting from the Merger since HCP expects that such increases will not be significant.

(Z)                                Income taxes of the Advisor have been eliminated as a result of the Advisor Merger, which is assumed as of January 1, 2005.  As a condition to closing of the Merger with CRP, the Advisor Merger is assumed to have been consummated; at the closing of the Advisor Merger, the Advisor will be merged into a Qualifying REIT Subsidiary “QRS”, which assuming the Advisor Merger was effective as of January 1, 2005, would eliminate the Advisor’s income tax obligations.

(AA)                    The calculations of basic and diluted earnings from continuing operations attributable to common stock per share are as follows (in thousands, except per share data):

	Year Ended December 31, 2005			Six Months Ended June 30, 2006
	HCP Historical	Reclassified CRP	Pro Forma HCP	HCP Historical	Reclassified CRP	Pro Forma HCP
Income from continuing operations	$153,903	$139,531	$65,347	$85,980	$65,424	$45,573
Less: preferred stock dividends	(21,130)	—	(21,130)	(10,566)	—	(10,566)
Earnings from continuing operations attributable to common shares	$132,773	$139,531	$44,217	$75,414	$65,424	$35,007
Weighted-average shares used to calculate earnings per common share - Basic	134,673	248,298	161,906	136,262	260,870	163,495
Incremental weighted-average effect of potentially dilutive instruments	887	—	887	762	—	762
Adjusted weighted-average shares used to calculate earnings per common share - Diluted	135,560	248,298	162,793	137,024	260,870	164,257
Earnings from continuing operations per common share – Basic	$0.99	$0.56	$0.27	$0.55	$0.25	$0.21
Earnings from continuing operations per common share - Diluted	$0.98	$0.56	$0.27	$0.55	$0.25	$0.21

(BB)                        The pro forma weighted-average shares outstanding are the historical weighted-average shares of HCP for the periods presented, adjusted for the assumed issuance of 27.23 million shares of HCP common stock on a weighted-average basis for the year ended December 31, 2005, and the six months ended June 30, 2006.

(CC)                        Represent the elimination of acquisition, debt acquisition, management and other fees earned by the Advisor from CRP.  Because acquisition fees and debt acquisition fees paid by CRP to the Advisor are capitalized by CRP, only management fees and other fees are eliminated within costs and expenses.

(DD)                      Represent the elimination of nonrecurring charges directly attributable to the Merger and Advisor Merger.